UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AmNet Mortgage, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 18, 2005

YOUR VOTE IS IMPORTANT!

YOUR BOARD OF DIRECTORS ENCOURAGES YOU TO
VOTE THE ENCLOSED PROXY CARD TODAY

Dear Stockholder:

On November 7, 2005 we mailed to you important proxy material regarding The Special Meeting of AmNet Mortgage Stockholders to be held on Thursday, December 8, 2005. Our records show that you have not yet voted your proxy.

At the meeting stockholders will be asked to approve the merger of AmNet Mortgage, Inc. with a subsidiary of Wachovia Bank, National Association. Your Board of Directors has carefully reviewed the merits of this proposal, has deemed it to be in the best interests of shareholders and has unanimously recommended that shareholders vote FOR the merger.

We encourage you to carefully read the proxy material previously sent to you and vote promptly. Since approval of the Wachovia merger requires the affirmative vote of a majority of all outstanding shares, failure to vote has the same effect as voting against the merger. To be sure your shares are represented and counted we urge to vote the enclosed duplicate proxy today.

THE LEADING INDEPENDENT PROXY ADVISOR RECOMMENDS
A VOTE FOR THE WACHOVIA / AMNET MERGER

Institutional Shareholder Services (ISS), the worlds leading proxy advisory firm has agreed with the Board and recommended that its clients, which include more that 700 of the nation’s largest public pension funds, mutual funds, colleges, endowments and private money managers, should vote FOR the merger.

We ask you not to delay in voting your shares. For more information about voting procedures, please call MacKenzie Partners, Inc. at (800) 322-2885 (Toll-Free) or (212) 929-5500 (Call Collect).

On Behalf of Your Board of Directors

Sincerely,
/s/ JOHN M. ROBBINS
John M. Robbins
Chief Executive Officer & Chairman